[letterhead]
                                             151 Farmington Avenue
                                             Hartford, CT 06156


                                             Kirk P. Wickman
                                             General Counsel
July 29, 1997                                Law Division, RW4A
                                             Investments & Financial Services
                                             (860) 273-6128
                                             Fax:  (860) 273-1548

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re: Aetna Insurance Company of America and its Variable Annuity Account I Post-Effective Amendment No. 5 to Registration Statement on Form N-4 Prospectus Title: Aetna Marathon Plus
       File Nos. 33-59749 And 811-8582

Dear  Sir or Madam:

The undersigned has acted as counsel to Aetna Insurance Company of America, a Connecticut life insurance company (the "Company"). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the "Securities") under the Securities Act of 1933 (the "Securities Act") as provided in Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with this opinion, I have reviewed the N-4 Registration
Statement as amended to the date hereof and this Post-Effective Amendment No. 5. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

Based upon the foregoing, and, assuming the Securities are sold in accordance with the provisions of the prospectus, I am of the opinion that the Securities being registered will be legally issued and will represent binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,


/s/ Kirk P. Wickman
    Kirk P. Wickman